Calculation of Filing Fee Tables
S-3
CLARIVATE PLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Shares	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees to be Paid	5	Other	Purchase Contracts	457(r)				0.0001381
Fees to be Paid	6	Other	Units	457(r)				0.0001381
Fees to be Paid	7	Equity	Ordinary Shares offered by Selling Shareholders	457(a)	245,076,317	$ 3.37	$ 825,907,188.29	0.0001381	$ 114,057.78
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 825,907,188.29		$ 114,057.78
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 114,057.78
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1a) Not specified as to each class of securities to be registered pursuant to General Instruction II.F of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). There is being registered hereby such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices. This registration statement also covers an indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the Registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (1b) Pursuant to Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of the registration fee relating to these securities. Registration fees will be paid subsequently in advance or on a pay-as-you-go basis.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1.

[5]	See Offering Note 1.

[6]	See Offering Note 1.

[7]	Estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457(c) under the Securities Act of 1933. The maximum offering price per share is based on $3.37, the average of the high and low selling prices per share of Clarivate Plc ordinary shares on November 3, 2025, as reported on the New York Stock Exchange.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Clarivate Plc	S-3	333-268639	12/01/2022		$ 49,085.20	Equity	Ordinary Shares offered by Selling Shareholders	245,076,317
Fee Offset Claims	2	Clarivate Plc	S-3	333-257608	07/01/2021		$ 64,972.58	Equity	Ordinary Shares offered by Selling Shareholders	159,599,542
Fee Offset Sources	3	Clarivate Plc	S-3	333-268639		12/01/2022						$ 49,085.20
Fee Offset Sources	4	Clarivate Plc	S-3	333-257608		07/01/2021						$ 638,190.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $49,085.20 of the registration fee previously paid in connection with the Registration Statement on Form S-3 (File No. 333-268639) originally filed with the Securities and Exchange Commission on December 1, 2022 (the "2022 Registration Statement") to offset the registration fees that are payable in connection with the registration of securities on this registration statement. The Registrant previously registered 281,668,166 ordinary shares for offer and resale by certain selling shareholders pursuant to the 2022 Registration Statement. A filing fee of $49,085.20 was paid with respect to the 2022 Registration Statement. 245,076,317 ordinary shares were unsold under the 2022 Registration Statement (the "2022 Unsold Securities").

[2]	Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $64,972.58 of the registration fee previously paid in connection with the Registration Statement on Form S-3 (File No. 333-257608) originally filed with the Securities and Exchange Commission on July 1, 2021 (the "2021 Registration Statement" and together with the 2022 Registration Statement, the "Prior Registration Statements") to offset the registration fees that are payable in connection with the registration of securities on this registration statement. The Registrant previously registered 218,186,639 ordinary shares for offer and resale by certain selling shareholders pursuant to the 2021 Registration Statement (the "2021 Secondary Securities"). A filing fee of $638,190.00 was paid for the 2021 Secondary Securities. 159,599,542 ordinary shares were unsold under the 2021 Registration Statement (the "2021 Unsold Securities" and together with the 2022 Unsold Securities, the "Unsold Securities").

Offset Note
[3]	Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $825,907,188 of securities proposed to be sold pursuant to this registration statement, in the amount of $114,057.78, is offset by the unused $114,057.78 registration fee paid in connection with the Unsold Securities and the Prior Registration Statements. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statements is deemed terminated upon the filing of this registration statement.

[4]	See footnote 3.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A